MUTUAL FUND GROUP
                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

         The undersigned, being the Secretary of Mutual Fund Group (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated May 11, 1987, as amended and restated as of August 18, 1987 (the "Declaration"), does hereby certify that in accordance with the provisions of the second sentence of Section 9.3(a), a majority of the Trustees of the Trust, by vote duly adopted by a majority of the Trustees on October 22, 1997, amended the Declaration as follows:

         1. Appendix I is amended in its entirety to read as attached hereto.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this 20th day of November, 1997.


                                                      /s/ W. Anthony Turner
                                                      --------------------------
                                                      W. Anthony Turner
                                                      Secretary
                                                      Mutual Fund Group

                                                                      Appendix I

                                MUTUAL FUND GROUP


                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)


         Pursuant to Section 6.9 of the Declaration of Trust, dated May 11, 1987, as amended and restated August 18, 1987 (the "Declaration of Trust"), of the Mutual Fund Group (the "Trust"), the Trustees of the Trust hereby designate series of Shares (as defined in the Declaration of Trust), such series to have the following special and relative rights:

         1. The series shall be respectively designated as follows:

         Vista American Value Fund
         Vista Balanced Fund
         Vista Bond Fund
         Vista Capital Growth Fund
         Vista Equity Income Fund
         Vista European Fund
         Vista Growth and Income Fund
         Vista International Equity Fund
         Vista Japan Fund
         Vista Large Cap Equity Fund
         Vista Small Cap Opportunities Fund
         Vista Select Growth and Income Fund
         Vista Short-Term Bond Fund
         Vista Small Cap Equity Fund
         Vista Southeast Asian Fund
         Vista U.S. Government Securities Fund
         Vista U.S. Treasury Income Fund
         Vista Latin American Equity Fund

         When Shares of any of the above series are made available to customers of an entity with which the Trust has entered into a shareholder servicing or similar agreement, such series may be referred to by the designation set forth above with an identifying prefix other than the word "Vista", to denote the services being offered by that entity to its customers who own Shares of that series.

         2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

         3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such series as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated among these series as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series.

                                   SIGNATURES




Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has certified that it meets all of the requirements for effectiveness of the Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Post-Effective Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York and the State of New York on the 26th day of November, 1997.



                                                  MUTUAL FUND GROUP



                          By /s/ H. Richard Vartabedian
                             --------------------------
                             H. Richard Vartabedian
                             President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             *                     Chairman and Trustee       November 26, 1997
-------------------------------
    Fergus Reid, III

/s/ H. Richard Vartabedian         President                  November 26, 1997
-------------------------------    and Trustee
    H. Richard Vartabedian

             *                     Trustee                    November 26, 1997
-------------------------------
    William J. Armstrong

             *                     Trustee                    November 26, 1997
-------------------------------
    John R.H. Blum

             *                     Trustee                    November 26, 1997
-------------------------------
    Stuart W. Cragin, Jr.

             *
-------------------------------    Trustee                    November 26, 1997
    Roland R. Eppley, Jr.

             *                     Trustee                    November 26, 1997
-------------------------------
    Joseph J. Harkins

-------------------------------    Trustee                    November 26, 1997
    Sarah E. Jones

             *
-------------------------------    Trustee                    November 26, 1997
    W.D. MacCallan

             *
-------------------------------    Trustee                    November 26, 1997
    W. Perry Neff

-------------------------------    Trustee                    November 26, 1997
    Leonard M. Spalding, Jr.

             *                     Trustee                    November 26, 1997
-------------------------------
    Irv Thode

             *                     Trustee                    November 26, 1997
-------------------------------
    Richard E. Ten Haken

/s/ Martin R. Dean                 Treasurer and              November 26, 1997
_______________________________    Principal Financial
    Martin R. Dean                 Officer

/s/ H. Richard Vartabedian         Attorney in                November 26, 1997
_______________________________    Fact
    H. Richard Vartabedian